Exhibit 99.1

Sensus Healthcare Reports First Quarter 2026 Financial Results and Business Highlights

Dedicated CPT Codes for Superficial Radiotherapy (SRT) Now Effective, Driving Increased Customer Activity, Customer Diversification and Improved Physician Economics

Sales Pipeline and Financing Activity Strengthen Following Reimbursement Clarity

Expansion of Installed Base and Recurring Revenue Growth Driving Advancement Towards Profitability

Exited the Quarter with $18.3 Million in Cash and No Debt

BOCA RATON, Fla., May 7, 2026 – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company committed to providing highly effective, non-invasive treatments for oncological and non-oncological skin conditions, today announced financial results and business highlights for the three months ended March 31, 2026.

Highlights included:

●	Revenue of $3.4 million compared to $8.3 million for the three months ended March 31, 2025.
o	Excluding sales to the Company’s historically largest customer, revenue increased from $2.7 million in the quarter ended March 31, 2025.
●	Shipped 14 SRT systems (10 direct sales and 4 placements under Fair Deal Agreement program and rental arrangements) compared to 30 systems shipped in the prior-year period (21 direct sales and 9 Fair Deal Agreement program placements).
o	None of the quarter’s direct sales were to the Company’s historically largest customer, compared to 15 in the prior-year period.
●	Dedicated CPT Codes for SRT and IG-SRT, effective January 1, 2026, provide reimbursement certainty for the treatment of non-melanoma skin cancer.
o	Company experienced increased inquiry levels, stronger pipeline activity, and greater customer engagement from dermatology practices and hospitals following implementation of new CPT Codes.
●	Continued expansion of the Fair Deal Agreement program, with treatment volumes increasing 8% over the first quarter of 2025.
o	18 active sites and 9 sites pending activation as of March 31, 2026.
●	Launched Sensus Healthcare Financial Services to further support customer acquisition and financing flexibility.
●	Introduced Sensus Link, providing advanced operating capabilities to the SRT-100™ installed base.
●	Ended the quarter with $18.3 million in cash and cash equivalents and no debt.

Management Commentary

“During the first quarter, we began our efforts in educating and training our existing customer base as well as our many new prospects. We are seeing the benefits of the dedicated CPT Codes for superficial radiotherapy move from concept to commercial reality,” said Joseph Sardano, Chairman and Chief Executive Officer of Sensus Healthcare. “With these codes now in effect, physicians have greater reimbursement visibility and substantially improved economics to offer SRT and IG-SRT for the treatment of non-melanoma skin cancer, including an approximately 300% increase in the per-fraction delivery code. We believe this will meaningfully improve the quality of our sales pipeline, increase customer engagement, shorten the decision-making process for many prospective customers and, importantly, support continued diversification of our customer base.

“We also continued to grow our customer base through expansion of our Fair Deal Agreement program, the launch of Sensus Healthcare Financial Services, and increased interest among independent practices, group networks, and hospitals that historically had not adopted SRT. In addition, the introduction of Sensus Link represents an important step in our strategy to expand higher-margin recurring revenue streams by bringing enhanced workflow, treatment documentation and operating intelligence capabilities to our installed base.

“As we enter this new reimbursement environment, we are focused on five priorities for 2026: education and training, accelerating customer adoption, expanding recurring revenue, broadening our commercial reach, and driving Sensus toward profitability,” concluded Sardano.

First Quarter 2026 Financial Results

Revenues were $3.4 million compared to $8.3 million for the three months ended March 31, 2025. The decrease in revenue was primarily due to the absence of sales to the Company’s historically largest customer and a lower number of units shipped. In addition, some systems placed during the quarter were under Fair Deal Agreement program and rental arrangements, for which revenue is recognized over the term of the agreement rather than at the time of shipment.

Excluding sales to the Company’s historically largest customer for the three months ended March 31, 2025, revenue increased compared to $2.7 million, reflecting continued progress in diversifying the customer base.

Cost of sales was $2.4 million compared to $4.0 million for the prior-year period. The decrease was primarily driven by a lower number of units sold, reflecting the absence of sales to the Company’s historically largest customer in the current quarter, as well as a shift toward placements under Fair Deal Agreement program and rental arrangements.

Gross profit was $1.0 million compared to $4.4 million for the prior-year period. Gross margin was 29.2% in the first quarter of 2026, compared to 52.2% in the corresponding period in 2025. The decrease in gross profit and margin was primarily driven by product mix, including a higher proportion of international shipments, which carry lower average selling prices, and costs associated with new system placements under the Company’s Fair Deal Agreement program, under which revenue is recognized over the term of the agreement.

General and administrative expense was $2.0 million compared to $2.2 million for the three months ended March 31, 2025. The net decrease in general and administrative expense was primarily due to lower professional fees.

Selling and marketing expense was $1.7 million compared to $2.2 million for the three months ended March 31, 2025, a decrease of $0.5 million. The decrease was primarily driven by a reduction in tradeshow expenses.

Research and development expense was $1.6 million compared to $2.6 million for the three months ended March 31, 2025, a decrease of $1.0 million. The decrease was primarily due to reductions in lobbying costs related to billing code reimbursement, headcount, and product development for next generation systems.

Adjusted EBITDA for the first quarter of 2026 was negative $4.2 million, compared with negative $2.5 million for the first quarter of 2025. Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before interest, taxes, depreciation, amortization and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the reasons these non-GAAP financial measures are provided.

Other income of $0.1 and $0.2 million for the three months ended March 31, 2026, and 2025, respectively relates primarily to interest income.

Net loss was $2.6 million, or $0.16 per share, compared with net loss of $2.6 million, or $0.16 per share, for the three months ended March 31, 2025.

Cash and cash equivalents were $18.3 million as of March 31, 2026, compared with $22.1 million as of December 31, 2025. The Company had no outstanding borrowings under its revolving line of credit at March 31, 2026. Prepaid inventory was $2.5 million compared with $1.6 million as of December 31, 2025. Inventories were $16.5 million compared with $14.6 million as of December 31, 2025.

Conference Call and Webcast

Sensus Healthcare will host an investment community conference call today beginning at 4:30 p.m. Eastern time during which management will discuss these financial results, provide a business update and answer questions.

Participants are encouraged to pre-register for the conference call using this link to receive a unique dial-in number to bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Those unable to pre-register can access the conference call by dialing 844-481-2811 (U.S. and Canada Toll Free) or 412-317-0676 (International). Please ask the operator to be connected to the Sensus Healthcare conference call.

The call will be webcast live and can be accessed at this link or in the Investor Relations section of the Company’s website at www.sensushealthcare.com.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of the Company’s performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures, nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

(unaudited)

	For the Three Months Ended
	March 31,
(in thousands)	2026	2025
Net loss, as reported	$(2,626)	$(2,572)
Add:
Depreciation	96	86
Stock compensation expense	70	79
Income tax (benefit) expense	(1,607)	110
Interest income, net	(125)	(184)
Adjusted EBITDA, non-GAAP	$(4,192)	$(2,481)

About Sensus Healthcare

Sensus Healthcare, Inc. is a global pioneer in the development and delivery of non-invasive treatments for skin cancer and keloids. Leveraging its cutting-edge superficial radiotherapy (SRT and IG-SRT) technology, the company provides healthcare providers with a highly effective, patient-centric treatment platform. With a dedication to driving innovation in radiation oncology, Sensus Healthcare offers solutions that are safe, precise, and adaptable to a variety of clinical settings. For more information, please visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or negative or other variations of those terms or comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements involve risks and uncertainties because they relate to events, developments, and circumstances relating to Sensus Healthcare, Inc., our industry, and/or general economic or other conditions that may or may not occur in the future or may occur on longer or shorter timelines or to a greater or lesser degree than anticipated. In addition, even if future events, developments and circumstances are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release as a result of the following factors, among others: the level and availability of government and/or third party payor reimbursement for clinical procedures using our products, and the willingness of healthcare providers to purchase our products if the level of reimbursement declines; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; the development by others of new products, treatments, or technologies that render our technology partially or wholly obsolete; the regulatory requirements applicable to us and our competitors; our ability to efficiently manage our manufacturing processes and costs; the risks arising from doing business in China and other foreign countries, including ongoing geopolitical tensions between the U.S. and China; legislation, regulation, or other governmental action that affects our products, taxes, international trade regulation (including the possibility of tariffs and fluctuations in tariffs on equipment we export or materials we import), or other aspects of our business; the performance of the Company’s information technology systems and its ability to maintain data security; the possibility that inflationary pressures continue to impact our sales; our ability to obtain and maintain the intellectual property needed to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; and other risks described from time to time in our filings with the Securities and Exchange Commission.

To date, the geopolitical uncertainties other than those relating to China have not had any significant impact on our business, but we continue to monitor developments and will address them in future filings, if applicable.

Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release, except as may be required by applicable law. You should read carefully the introductory note regarding forward-looking statements and the factors described in the “Risk Factors” section included in our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Investor Relations Contact

Leigh Salvo

New Street Investor Relations

leigh@newstreetir.com

SENSUS HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
(in thousands, except share and per share data)	2026	2025
	(unaudited)	(unaudited)
Revenues	$3,394	$8,344
Cost of sales	2,403	3,990
Gross profit	991	4,354
Operating expenses:
General and administrative	2,043	2,208
Selling and marketing	1,716	2,186
Research and development	1,590	2,606
Total operating expenses	5,349	7,000
Loss from operations	(4,358)	(2,646)
Other income:
Interest income, net	125	184
Other income, net	125	184
Loss before income tax	(4,233)	(2,462)
(Benefit from) provision for income taxes	(1,607)	110
Net loss	$(2,626)	$(2,572)
Net loss per share - basic	$(0.16)	$(0.16)
diluted	$(0.16)	$(0.16)
Weighted average number of shares used in computing net loss per share - basic	16,462,653	16,341,867
diluted	16,462,653	16,341,867

SENSUS HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	As of March 31, 2026	As of December 31, 2025
	(unaudited)

Assets
Current assets
Cash and cash equivalents	$18,327	$22,083
Accounts receivable, net	3,578	6,041
Inventories	16,500	14,563
Prepaid inventory	2,478	1,522
Other current assets	1,707	1,683
Total current assets	42,590	45,892
Property and equipment, net	2,314	1,976
Deferred tax asset	5,686	4,079
Operating lease right-of-use assets, net	390	452
Other noncurrent assets	566	640
Total assets	$51,546	$53,039
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$4,692	$3,343
Product warranties	262	275
Operating lease liabilities, current portion	267	262
Deferred revenue, current portion	639	842
Total current Liabilities	5,860	4,722
Operating lease liabilities, net of current portion	140	209
Deferred revenue, net of current portion	4	10
Total liabilities	6,004	4,941
Commitments and contingencies
Stockholders’ equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding	—	—

Common stock, $0.01 par value - 50,000,000 authorized; 17,055,095 issued and 16,462,059 outstanding at March 31, 2026; 17,056,845 issued and 16,463,809 outstanding at December 31, 2025	169	169

Additional paid-in capital	46,160	46,090
Treasury stock, 593,036 shares at cost, at March 31, 2026 and December 31, 2025	(3,876)	(3,876)
Retained earnings	3,089	5,715
Total stockholders’ equity	45,542	48,098
Total liabilities and stockholders’ equity	$51,546	$53,039